SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


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                                    FORM 8-K


                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): JANUARY 13, 2000



                               AMC FINANCIAL, INC.
             (Exact name of registrant as specified in its charter)



                DELAWARE                   0-27314           11-2994671
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      State or Other Jurisdiction        Commission        (IRS Employer
           of Incorporation              File Number     Identification No.)

  11111 WILCREST GREEN, SUITE 250, HOUSTON, TEXAS                77042
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     (Address of Principal Executive Offices)                  Zip Code



Registrant's telephone number, including area code: (713) 787-0100


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                         Former name or former address,
                          if changed since last report

Item 5. OTHER.

AMC Financial, Inc has announced the selection of Peter J. Solomon Company Limited to advise the company on strategic alternatives, which may include re-entering the mortgage loan origination business, investments, acquisitions, sale or merger of the company to or with another entity, joint venture or liquidation.

Through the selection of Peter J. Solomon Company Limited, an experienced investment advisor, the company is working to select and implement a strategic direction and plan to optimize shareholder value.

Management will immediately begin working with the professionals at Peter J. Solomon Company to provide them with information on the company.

This report contains forward-looking statements that involve risks and uncertainties. The company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors including, but not limited to, implementing one or more of the company's strategic alternatives, legal proceedings, adverse economic conditions, competition and other risks detailed from time to time in the company's Securities and Exchange Commission reports. The company undertakes no obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated or unanticipated events.

AMC Financial, Inc., formerly known as Cityscape Financial Corp., is a consumer finance company which, through its wholly-owned subsidiary Cityscape Corp., is in the business of selling and holding in its portfolio mortgage loans secured primarily by one-to four-family residences.

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
                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   AMC FINANCIAL, INC.
                                      (Registrant)

                                   By: /s/ D. RICHARD THOMPSON
                                   Name:   D. Richard Thompson
                                   Title:  Chief Executive Officer and President

Dated: January 13, 2000

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